Exhibit 23.1
                                                     Form S-8 dated July 3, 2001
                                                                   Praxair, Inc.


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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2001, except as to Note 9, which is as of February 21, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Praxair, Inc., which is incorporated by reference in Praxair, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

PricewaterhouseCoopers LLP

Stamford, Connecticut
July 2, 2001